EXHIBIT 10.2

FIRST AMENDMENT
OF
CHS INC.
DEFERRED COMPENSATION PLAN
(2013 Restatement)

WHEREAS, CHS Inc. (the “Company”) has heretofore established and maintains a nonqualified deferred compensation plan which is currently embodied in an amended and restated document effective September 1, 2013 and entitled “CHS Inc. Deferred Compensation Plan, Master Plan Document (2013 Restatement)” (hereinafter, the “Plan document”);
WHEREAS, the Company has reserved to itself the power to make further amendments of the Plan document;
NOW, THEREFORE, the Plan document is hereby amended as follows:

1.
MAXIMUM BASE SALARY DEFERRAL PERCENTAGE. Effective for deferrals of Base Salary made on or after October 1, 2014, the maximum percentage for Base Salary deferrals specified in Section 3.2(a) shall be changed from 30% to 75%.

2.	SCHEDULED DISTRIBUTIONS. Effective for payment elections made on or after October 1, 2014, Sections 4.1 and 4.2 are amended to read as follows:

4.1
Scheduled Distribution. In connection with each election to defer an Annual Deferral Amount, a Participant may irrevocably elect to receive a Scheduled Distribution with respect to all or a portion of the Annual Deferral Amount, in the form of a lump sum payment or pursuant to an Annual Installment Method of up to ten (10) years. The Annual Deferral Amount (or portion thereof) subject to the election shall be credited or debited for earnings, gains or losses in the manner provided in Section 3.10 above. Subject to the other terms and conditions of this Plan, each Scheduled Distribution elected shall be paid out (or commenced in the case of installments) during a sixty (60) day period commencing immediately after the first day of any Plan Year designated by the Participant (the “Scheduled Distribution Date”). The Plan Year designated by the Participant must be at least two (2) Plan Years after the end of the Plan Year to which the Participant’s deferral election described in Section 3.3 relates. By way of example, if a Scheduled Distribution is elected for Annual Deferral Amounts that are earned in the Plan Year commencing January 1, 2014, the Scheduled Distribution would become payable during a sixty (60) day period commencing January 1, 2017.

4.2
Changing Scheduled Distributions. A Participant may elect to postpone or change the form of a Scheduled Distribution election described in Section 4.1 above. In order to make this election, the Participant must submit a new Scheduled Distribution Election Form to the Committee in accordance with the following criteria:

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(a)
Such Scheduled Distribution Election Form must be submitted to and accepted by the Committee in its sole discretion at least twelve (12) months prior to the Participant’s previously designated Scheduled Distribution Date;

(b)
The new Scheduled Distribution Date must be the first day of a Plan Year that is at least five years after the previously designated Scheduled Distribution Date (even if the Participant is seeking merely to modify the form of payment);

(c)	The election to modify the Scheduled Distribution shall have no effect until at least twelve (12) months after the date on which the election is made.

3.	RETIREMENT BENEFIT ELECTIONS. Effective for payment elections made on or after October 1, 2014, Section 6.2(a) is amended to read as follows:

(a)
A Participant, in connection with his or her commencement of participation in the Plan, shall elect on an Election Form to receive the Retirement Benefit in a lump sum or pursuant to an Annual Installment Method of up to ten (10) years. The Participant may postpone or change the form of the Retirement Benefit by submitting an Election Form to the Committee in accordance with the following criteria:

(i)
Such Election Form must be submitted to and accepted by the Committee in its sole discretion at least twelve (12) months prior to the Participant’s previously scheduled Benefit Distribution Date described in Section 1.8(a); and

(ii)	The first Retirement Benefit payment is delayed at least five (5) years from the Participant’s previously scheduled Benefit Distribution Date described in Section 1.8(a); and

(iii)	The election to modify the Retirement Benefit shall have no effect until at least twelve (12) months after the date on which the election is made.
The Election Form most recently accepted by the Committee shall govern the payout of the Retire-ment Benefit. If a Participant does not make any election with respect to the payment of the Retirement Benefit in connection with his or her commencement of participation in the Plan, then such Participant shall be deemed to have elected to receive the Retirement Benefit in a lump sum.

4.	APPENDIX A. Effective for payment elections made on or after October 1, 2014, the word “postponed” shall be replaced with “changed” each time it appears in Section 1.6 of Appendix A.

5.	SAVINGS CLAUSE. Save and except as expressly herein amended, the Plan document shall remain in full force and effect.

CHS INC.
By	/s/ Carl M. Casale
Carl Casale, Its President and CEO

STATE OF MINNESOTA    )
) SS.
COUNTY OF            )
On this __2nd______ day of _____December_________, 2014, before me personally appeared Carl M. Casale to me personally known, who, being by me first duly sworn, did depose and say that he is the President and Chief Executive of CHS Inc., the corporation named in the foregoing instrument; and that said instrument was signed on behalf of said corporation by authority of its Board of Directors; and he acknowledged said instrument to be the free act and deed of said corporation.

/s/ Annastacia Dunaiski
Notary

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